Exhibit 10.57

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***]
Addendum and Amendment to the Agreement Governing Acceptance of the American Express Card by Air lines
This Addendum and Amendment, effective June 24th, 2011, supplements and amends the Terms and Conditions for Worldwide Acceptance of the American Express Card by Airlines dated September 4, 1998 (together with all amendments, supplements and addenda thereto, the "Agreement") by and between Spirit Airlines, Inc. ("Spirit", "Carrier", "you", and "yours") and American Express Travel Related Services Company, Inc. ("Amex" , "we", "us", and "our").
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WHEREAS, Spirit and Amex wish to further clarify each parties respective rights and obligations [***];
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration received, the parties agree to the following terms governing [***] the amendment of the Agreement:
1. The following shall be inserted as new terms in the Glossary:
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"EBITDA Margin": for any period, the sum, (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (including income or loss attributable to equity affiliates), but calculated before (b) taxes, interest expense (net of capitalized interest and interest income), extraordinary items, cumulative effect of accounting changes, minority interest and special charges) for such period, plus (c) depreciation and amortization (to the extent deducted in determining operating income) for such period divided by total operating revenue in accordance with GAAP.
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"Gross Exposure" means the full amount of charges submitted by you for goods and/or services not yet received or disputed by Cardmembers, including and without limitation: (i) the full amount of Charges for unflown tickets for domestic and foreign future air travel and related services ("Future Liability"); (ii) the full amount of Charges for unflown tickets for domestic and foreign air travel and unused related services when the itinerary is partially completed ("Stranded Liability"); (iii) the full amount of Charges for unflown or unused air travel and related services past the first scheduled travel date ("Past Liability"); and (iv) the full amount of Credits due to Cardmembers and amounts of Charges disputed by Cardmembers or otherwise subject to Amex's rights to Full Recourse under the Agreement.
"LTM Operating Expenses" means the total last 12 months operating expenses as in accordance with GAAP excluding depreciation and amortization, impairment charges and other non-cash charges.
"Material Adverse Change" means [***] that an adverse change has been suffered by your business or the airline industry which materially increases Amex's risk of loss under the Agreement.
"Merchant Acquirer" means any Person that has entered into a Merchant Acquirer Agreement with you.
"Merchant Acquirer Agreement" means any arrangement between you and a Merchant Acquirer for the acceptance and/or processing of other payment methods.
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"Pipeline" means the aggregate amount of Charges submitted by Carrier for which payment is not yet due under Carrier's applicable Speed of Pay.

"Short-Term Investments" means:

i.	obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

ii.	direct obligations of state and local government entities in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from the S&P or A3 (or the equivalent thereof) from Moody's;

iii.	obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States of America), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof and which have a rating of at least A- (or the equivalent thereof) from S&P or A-3 (or the equivalent thereof) from Moody's;

iv.	investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody's;

v.	investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or by any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which has a long term unsecured debt rating of at least A from S&P and A2 from Moody's (or is the principal banking Subsidiary of a bank holding company that has such ratings);

vi.	fully collateralized repurchase agreements with a term of not more than six (6) months for underlying securities that would otherwise be eligible for investment;

vii.	Investments of money in an investment company organized under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in (i) through (vi) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;

viii.	Money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

ix.	Investments, in accordance with investment policies approved by the board of directors of Spirit, in the ordinary course of business classified as a current asset according to GAAP.
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"Unrestricted Cash": means as of any calendar month end, cash, cash equivalents and Short-Term Investments according to GAAP, not subject to any lien or other restriction and not an amount available to be borrowed under any line of credit.
2. Sections 9.A of the Agreement will be deleted in their entirety and replaced with the following:
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3. [***]
4. The reference to "25 days" in Section 6 ("Full Recourse") of the Agreement is deleted and replaced with "twenty (20) days".
5. The reference to "25 days" in subsections 9.A ("Responding to Inquiries") and 9.B ("Cardmember Rights under Law") of Schedule II to the Agreement are deleted and replaced with "twenty (20) days".
6. The following provision is added to Section 5 of Schedule II to the Agreement as subparagraph F.:
"F. Amex need not accept any non-compliant Authorization or Transmission (or both) and Amex has the right to assess noncompliance fees for non-compliant Authorizations or Transmissions (or both) that Amex does accept. Amex reserves the right to modify the Specifications or requirements of Amex's local operating centers (or both)."
7. All other terms and conditions of the Agreement shall remain in effect except as expressly modified herein or in another writing signed by both parties. Capitalized terms shall have the same meaning as set forth in the Agreement.
8. This Amendment shall be governed by and construed under the laws of the State of New York excluding its conflicts of laws rules.

9. Provisions contained in this Addendum and Amendment shall prevail in case of conflict over the terms of the Agreement.
10. This Addendum and Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Intending to be legally bound, the parties have executed this Amendment as of the date set forth above.

SPIRIT AIRLINES, INC.		AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David Bradford	By:	/s/ Eric Dollman

Name:	David Bradford	Name:	Eric Dollman

Title:	VP Treasurer	Title:	Vice President

Attachment 1
FINANCIAL COVENANT CERTIFICATE
This Financial Covenant Certificate is being submitted pursuant to the Agreement. The undersigned, being [describe title] of Spirit Airlines, hereby certifies that, to the best of his/her knowledge after reasonable investigation as of the date of this Certificate the following are true and correct and were compiled from the books and records of Spirit Airlines in accordance with the terms of the Agreement.
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All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Dated:
SPIRIT AIRLINES, INC.

By:
Name:
Title:
Submit to: Amex.Airline@aexp.com